As of September 30, 2014, the following persons or entities now own more than 25% of a fund's voting security.

Person/Entity

Turner Emerging Growth Fund, Institutional Class
National Financial Services             56.53%


Turner Mid Cap Growth Fund, Institutional Class
Charles Schwab                          35.53%

Turner Titan Fund, Institutional Class
Merrill Lynch Pierce Fenner & Smith 	39.54%
Robert Turner Jr.			28.97%

Turner Medical Sciences Long/Short, Investor Class
National Financial Services		29.44%

Turner Medical Sciences Long/Short, Institutional Class
UBS WM USA				37.12%


As of September 30, 2014, the following persons or entities no longer own more than 25% of a fund's voting security.


Turner Mid Cap Growth Fund, Institutional Class
T Rowe Price Retirement	Plan Services	0.00%


Turner Market Neutral Fund, Investor Class
Carolyn Turner & Robert E. Turner	0.00%


Turner Market Neutral Fund, Class C
Pershing LLC				0.00%

Turner Market Neutral Fund, Institutional Class
Robert Turner Jr.			0.00%


Turner Spectrum Fund, Investor Class
UBS WM USA				0.29%


Turner Spectrum Fund, Institutional Class
National Financial Services Corp	16.56%


Turner Titan Fund, Institutional Class
LPL Financial 				4.15%

Turner Medical Sciences Long/Short, Investor Class
UBS WM USA				1.14%


Turner Emerging Markets Fund, Institutional Class
Turner Investments	           	 0.00%


Turner Emerging Markets Fund, Investor Class
Turner Investments	           	0.00%
Marilee McGregor			0.00%